Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement of Smart Online, Inc. on Amendment No. 4 to Form S-1 and related prospectuses of our audit report dated March 28, 2007, with respect to the consolidated financial statements of Smart Online, Inc., which report appears in this Registration Statement of Smart Online, Inc. for the years ended December 31, 2006, 2005 and 2004. We also consent to the reference of our name as it appears under the caption “Experts.”

/s/ Sherb & Co., LLP
Certified Public Accountants
New York, New York

July 31, 2007